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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements on (1) the Company's 1995 Nonemployee Director Stock Option Plan (File No. 333-40639), (2) the Company's 1995 Long Term Incentive Plan (File No. 333-40641), and (3) the Company's Core Laboratories, Inc. Profit Sharing Retirement Plan (File No. 33-80473).



                                       ARTHUR ANDERSEN LLP


Houston, Texas
March 9, 2000